AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2021

REGISTRATION NO. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INMUNE BIO INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of

incorporation or organization)

47-5205835

I.R.S. Employer Identification Number

1200 Prospect Street, Suite 525

La Jolla, CA 92037

Phone: (858) 964-3720

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

David Moss

Chief Financial Officer

1200 Prospect Street, Suite 525

La Jolla, CA 92037

Phone: (858) 964-3720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Thomas A. Rose, Esq.

David B. Manno, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: 212-930-9700

Fax: 212-930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

				Proposed
			Proposed	maximum
	Amount		maximum	aggregate	Amount of
	to be		offering price	offering	registration
Title of each class of Securities to be registered	registered(1)		per share	price(2)	fee(3)
Common stock, par value $0.001 per share	1,693,000	(3)	$12.02	20,349,860	$2,221

Total	1,693,000			$20,349,860	$2,221

(1)	In addition, there are being registered hereunder such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(c), based $12.02 which was the average of the high and low prices per share of common stock as reported on the Nasdaq Capital Market on April 5, 2021.

(3)	Of this amount 1,585,000 shares of common stock were issued to the selling stockholder pursuant to a stock issuance agreement and 108,000 shares are issuable pursuant to an option that was granted to the selling stockholder as a result of an employee of the selling stockholder’s serving on the Company’s board of directors.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, dated April 9, 2021)

PROSPECTUS

1,693,000 Shares of Common Stock

INMUNE BIO, Inc.

This prospectus relates to the public offering of up to 1,693,000 shares of common stock INmune Bio Inc. by the selling stockholder, including 1,585,000 shares of common stock issued to the selling stockholder pursuant to a stock issuance agreement and 108,000 shares are issuable pursuant to an option that was granted to the selling stockholder as a result of an employee of the selling stockholder serving on the Company’s board of directors.

The selling stockholder may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The prices at which the selling stockholder may sell the shares will be determined by prevailing market prices for the shares or in negotiated transactions. We provide more information about how the selling stockholder may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution.” The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We will not receive any of the proceeds from the sale of common stock by the selling stockholder but will receive $842,400 upon exercise of the option. We will pay the expenses of registering these shares.

We are an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “INMB.” On April 5, 2021, the last reported sales price for our common stock was $11.73 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ___________, 2021

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements, other than statements of historical fact, included regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Examples of our forward-looking statements include:

●	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials;

●	our ability to recruit qualified management and technical personnel;

●	the success of our clinical trials;

●	our ability to obtain and maintain required regulatory approvals for our trials;

●	our expectations regarding the use of our existing cash and the expected net proceeds of this offering;

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus and the documents incorporated herein by reference also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this report to “INmune Bio” the “Company,” “we,” “us,” and “our” refer to INmune Bio, Inc., a Nevada corporation.

Corporate Information

We were incorporated on August 25, 2015 under the laws of the State of Nevada. Our principal executive offices are located at 1200 Prospect Street, Suite 525, La Jolla, California 92037. Our telephone number is (858) 964-3720. We maintain an Internet website at www.inmunebio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Business Overview

We are a clinical-stage immunotherapy company focused on reprogramming the patient’s innate immune system to treat disease. We do this by targeting four key cells of the innate immune system, natural killer, or NK cells, and myeloid derived suppressor cells, or MDSC, hepatic stellate cells of the liver, or HSC, and microglial cells of the central nervous system. NK cells are the body’s first line of defense due to their innate ability to rapidly seek and destroy abnormal cells, such as cancer or virally-infected cells, without prior exposure or activation by other support molecules required to activate adaptive immune cells such as T-cells. NK cells play a key role in the immune-surveillance that prevents people from getting cancer and in eliminating residual disease which may cause people to relapse after cytotoxic therapy. MDSC are myeloid cells produced in the bone marrow, take up residence in the tumor microenvironment, the tissue associated with the cancerous cells, to protect the tumor from immunological attack by the patient’s immune system. MDSC play a critical role in making the cancer resistant to immunotherapy such as currently approved checkpoint inhibitors. Microglial cells are the primary immune cells of the central nervous system responsible for protecting the neural unit of microglia, astrocytes, oligodendrocytes and neurons from infection. In the setting of chronic inflammation, microglial cells become activated and cause dysfunction of the other three cells types in the neural unit resulting in neurodegenerative and neuropsychiatric diseases. Hepatic stellate cells are immunologically active cells that are part of the liver architecture that support hepatocyte function in health and disease. INB03, LivNate and XPro1595 are the identical drug used in different therapeutic arenas. INB03 is the name of the drug for cancer targeted applications. XPro1595 in the name of the drug for neurology and psychiatric indications. LivNate is the name of the drug for treatment of liver diseases.

We believe INKmune, our NK cell directed therapy, and INB03, our MDSC directed therapy, and XPro1595, our microglial directed therapy and LivNate, our HSC directed therapy offer unique strategies to improve the response of patients’ innate immune system to their cancer, neurologic and liver disease respectively. These therapies will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. For oncology, neither INB03 nor INKmune therapy is cancer specific. The decision to use either INKmune or INB03 as part of cancer therapies, or with each other, depends on immunologic parameters that can be tested in patients before treatment. The type of cancer is not important. This means that both therapies can be used to treat patients with a variety of hematologic malignancies and solid tumors that have the immunologic profile needed to respond. Put simply, we are treating the immune system to attack the patients’ cancer, not targeting the patient’s cancer directly.

We believe that INKmune improves the ability of the patient’s own NK cells to attack their tumor. INKmune itself will not kill cancer cells. INKmune interacts with the patient’s NK cells to convert them from inert resting NK cells that ignores the cancer into primed NK cells that kill the cancer cell. INKmune is a replication incompetent proprietary cell line we have named INB16 that is given to the patient after determining that i) the patient has adequate NK cells in their circulation and ii) those NK cells are functional when exposed to INKmune in vitro. INKmune is designed to be given to patients after their immune system has recovered after cytotoxic chemotherapy to target the residual disease the remains after treatment with cytotoxic therapy.

Likewise, we believe XPro1595, our microglial directed therapy, offers a unique strategy to decrease neuroinflammation, a key pathophysiology in neurodegenerative and neuropsychiatric diseases. XPro1595 will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. The therapy is not diagnosis specific but will be used in patients who have biomarkers of neuroinflammation. Our initial program with XPro1595 will be treating patients with Alzheimer’s disease with biomarkers inflammation.

Likewise, we believe LivNate, our HSC directed therapy, offers a unique strategy to treat NASH by decreasing peripheral regional and local inflammatory cycles that results in hepatocyte ballooning and death, hepatitis and fibrosis, the core pathophysiology of many inflammatory liver diseases. Our initial program with LivNate will be treating patients with NASH.

We reported a net loss of $12,099,159 and $7,678,313 for the years ended December 31, 2020 and 2019, respectively. We have an accumulated deficit of $33,375,340 as of December 31, 2020.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Exchange Act. As a result, many of the same exemptions from reporting requirements available to us as an emerging growth company are also available to us as a smaller reporting company, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. To the extent that we continue to qualify as a smaller reporting company, after we cease to qualify as an emerging growth company, those exemptions may continue to be available to us.

THE OFFERING

Issuer	INmune Bio Inc.
Common Stock Offered by Selling Stockholders

1,693,000 shares of common stock, including, including

108,000 shares issuable pursuant to an option that was granted to the selling stockholder as a result of an employee of the selling stockholder serving on the Company’s board of directors.

Common Stock Outstanding before this offering Common Stock Outstanding after this offering	14,932,638 shares as of April 5, 2021 Following this offering, we will have 15,040,638 shares of common stock outstanding if the selling stockholder exercises its option (108,000 shares).
Terms of this Offering	The selling stockholder will determine when and how it will sell the common stock offered in this Prospectus, as described in “Plan of Distribution.”
Use of Proceeds

The selling stockholder will receive the proceeds from the sale of shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock offered hereby. We will receive the amount of the exercise price of any options that are exercised for cash. We will pay the expenses (other than any broker’s commissions and similar expenses) of this offering.

Trading Market	Our common stock is listed on the Nasdaq Capital Market under the symbol “INMB”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholder. However, we will receive $842,400 upon the exercise of an option to purchase 108,000 shares of our common stock.

DESCRIPTION OF TRANSACTION WITH SELLING STOCKHOLDER

On October 3, 2017, the Company entered into a license agreement with Xencor, Inc. (“Xencor”), a Delaware corporation, which has discovered and developed a proprietary biological molecule that inhibits soluble tumor necrosis factor (the “Xencor Agreement”). Pursuant to the Xencor Agreement, Xencor granted the Company an exclusive worldwide, royalty-bearing license in licensed patent rights, licensed know-how and licensed materials (as defined in the Xencor Agreement) to make, develop, use, sell and import any pharmaceutical product that comprises, contains, or incorporates Xencor’s proprietary protein known as “XPro1595” that inhibits soluble tumor necrosis factor (or all modifications, formulations and variants of the licensed protein that specifically bind soluble tumor necrosis factor) alone or in combination with one or more active ingredients, in any dosage or formulation. In connection with the Xencor Agreement, we paid Xencor a one-time fee of $100,000 and issued Xencor 1,585,000 shares of our common stock. We also issued an option to Xencor which is discussed below.

We also agreed to pay Xencor a royalty of 5% on net sales of all Licensed Products in a given calendar year, which are payable on a country-by- country and licensed product by licensed product basis until the date that is the later of (a) the expiration of the last to expire valid claim covering any pharmaceutical product that contains, comprises, or incorporates Xencor’s proprietary protein known as XPro1595 alone or in combination with one or more active ingredients, in any dosage or formulation. (“Licensed Product”) in such country or (b) ten years following the first sale to a third party of the licensed product in such country. Net Sales with respect to any Licensed Product is the gross amounts invoiced by us for sales of the Licensed Products less deductions actually incurred.

Under the Xencor Agreement, we also agreed to pay Xencor a percentage of any sublicensing revenue that it receives equal to (i) 60% of sublicensing revenue received in respect of any sublicense granted prior to initiation of a Phase 1 Clinical Trial of a Licensed Product in the applications for the treatment of disease in humans (the “Field”); (ii) 30% of Sublicensing Revenue received in respect of any sublicense granted on or after initiation of a Phase 1 Clinical Trial of a Licensed Product in the Field and prior to initiation of a Phase 2 Clinical Trial of a Licensed Product in the Field; (iii) 15% of Sublicensing Revenue received in respect of any sublicense granted on or after initiation of a Phase 2 Clinical Trial of a Licensed Product in the Field and prior to initiation of a Phase 3 Clinical Trial of a Licensed Product in the Field; (iv) 10% of Sublicensing Revenue received in respect of any sublicense granted on or after initiation of a Phase 3 Clinical Trial of a Licensed Product in the Field and prior filing of the first NDA application for any Licensed Product in the Field; and (v) 5% of Sublicensing Revenue received in respect of any sublicense granted on or after the approval of the first NDA application for any Licensed Product in the Field. For clarity, initiation of a clinical trial shall mean dosing of a first patient in said clinical trial.

A valid claim is an issued, unexpired or pending claim with the patent rights that Xencor controls as of October 3, 2017 which patent rights are necessary to make, develop, use, sell, have sold, offer for sale and import a Licensed Product in the Field (the Field means all applications for the treatment of diseases in humans) or the Product Patent Rights, which claim has not lapsed, been abandoned, been revoked or been held to be unpatentable, invalid or unenforceable by a final judgment of a court or other governmental agency or competent jurisdiction from which no appeal can be or is taken within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Product Patent Rights shall mean any and all our patent rights that are necessary to make, develop, use, sell, have sold, offer for sale and import a Licensed Product in the Field, including any improvements or patent rights directed to the Licensed Product. Either party may terminate the Xencor Agreement upon 60 days’ (10 days for any payment default) prior written notice to the other party after the breach of any material provision of the agreement by the other party if the breaching party has not cured the breach within the 60-day period (10-day period for any payment default) following written notice of termination by the non-breaching party. We can terminate the Xencor Agreement upon 180 days prior written notice to Xencor. Xencor may terminate the Xencor Agreement in its entirety or with respect to any specific Licensed Product upon written notice in the event that we contest, oppose or challenge or assist any party in contesting, opposing or challenging, Xencor’s ownership of, or the enforceability or validity of the Patent Rights that Xencor controls as of October 3, 2017 which Patent Rights are necessary to make develop, use, sell, have sold, offered for sale and import a Licensed Product in the Field. Either party may terminate the Xencor Agreement upon written notice to the other party upon or after the insolvency, bankruptcy, dissolution or winding up of such other party or the making or seeking to make or arrange an assignment for the benefit of creditors of such other party or the initiation of proceedings in voluntary or involuntary bankruptcy which proceeding or action remains undismissed or unstayed for a period of more than 60 days.

In connection with the Xencor Agreement, we entered into a stock issuance agreement with Xencor pursuant to which we issued Xencor 1,585,000 shares of our common stock (the “Xencor Shares”) and a fully vested option (the “Warrant”) to purchase an additional number of shares of common stock equal to 10% our the fully diluted shares immediately following such purchase (the “Additional Shares”). The Warrant term is six years and expires on October 3, 2023. In August 2018, we entered into a First Amendment to Stock Issuance Agreement. Pursuant to the amendment, the purchase price for the Additional Shares may only be paid with cash.

As used in the stock issuance agreement, “Fully Diluted Company Shares” means, at any point in time, the aggregate number of (A) shares of common stock outstanding, plus (B) the number of shares of common stock issuable upon the conversion of all shares of preferred stock of the Company and/or convertible debt of the Company outstanding plus (C) the number of shares of common stock issuable upon conversion or exercise, as the case may be, of all issued and outstanding securities of the Company convertible into, exercisable for, or exchangeable for, directly or indirectly, shares of common stock outstanding at such time, including but not limited to, issued and outstanding options and warrants to purchase Common Stock and disregarding any vesting restrictions or similar provisions. For the avoidance of doubt, “Fully Diluted Company Shares” does not include the number of shares of common stock reserved for issuance at such time under any stock option, equity incentive or similar plan for unissued securities of the Company.

As long as Xencor holds at least 5% of the outstanding common stock of the Company the Company shall allow one representative designated by Xencor to attend all meetings of the Board in a nonvoting capacity. David Szymkowski is a member of the Company’s board of directors. Mr. Szymkowski is also vice president of Cell Biology at Xencor.

The selling stockholder is seeking to register the Xencor Shares and 108,000 shares issuable upon exercise of an option. This option was issued pursuant to the Company’s’ 2017 Stock Incentive Plan. The exercise price of the option is $7.80 per share and it terminates on March 31, 2028. The option was originally issued to Edgardo Baracchini for his services as a member of the Company’s board of directors and then assigned to Xencor. At the time of the issuance of the option, Xencor was entitled to designate an individual to serve on the Company’s board of directors and Mr. Baracchini (the former Chief Business Officer of Xencor) was Xencor’s designee.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time of up to 1,693,000 shares of our common stock by the selling stockholder.

Except as noted in the table below or elsewhere in this prospectus, including under the caption “Description of Transaction with Selling Stockholder,” the selling stockholder has not had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our, or our affiliates’, officers or directors. At the time the selling stockholder acquired the shares of our common stock that is being registered pursuant to the registration statement that this prospectus forms a part of, the selling stockholders was not a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock to be resold by such selling stockholder under this registration statement.

Because a selling stockholder may sell all, some or none of the shares of common stock it holds, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of common stock that will be held by a selling stockholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the hypothetical assumption that the selling stockholder will sell all of the shares of common stock owned by it and covered by this prospectus.

In accordance with the rules and regulations of the Commission, in computing the number of shares of common stock (as applicable) beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within 60 days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering		Percentage of Shares Beneficially Owned After Offering (1)
Xencor	3,764,420	1,693,000	(2)	2,071,420	(3)	13.87%

(1)	Based on 14,932,638 shares of common stock issued and outstanding as of April 5, 2021.
(2)	Of this amount 1,585,000 shares of common stock have been issued and are outstanding and 108,000 shares are issuable pursuant to an option that was granted to the selling stockholder as a result of an employee of the selling stockholder’s serving on the Company’s board of directors.
(3)	Of this amount 2,071,420 shares of common stock are issuable upon exercise of the Warrant.

PLAN OF DISTRIBUTION

Our common stock is quoted on the Nasdaq Capital Market under the symbol “INMB.”

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each and any sale.

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The common stock may be sold in one or more transactions at fixed prices, and, if and when our common stock is regularly quoted on an over-the-counter market or on a national securities exchange, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling the common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions;

●	whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or any other method permitted pursuant to applicable law

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended, referred to as the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

The following describes the material terms of the capital stock of the Company. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share.  As of the date of this prospectus, there are 14,932,638 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series.

Our articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

On December 30, 2020, we filed a Certificate of Designation of Series A Junior Preferred Stock with the Secretary of State of the State of Delaware to designate 45,000 shares as Series A Preferred Junior Participating Preferred Stock. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “INMB”.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the years ended December 31, 2020 and 2019 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021;

●	our Current Report on Form 8-K/A filed with the SEC on January 4, 2021, and our Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 21, 2021, January 25, 2021, March 2, 2021, March 5, 2021, March 9, 2021, March 11, 2021; March 16, 2021, March 22, 2021, March 23,2021 and March 29, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: David Moss, INmune Bio Inc., 1200 Prospect Street, Suite 525, La Jolla, CA 92037, telephone number (858) 964-3720.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

Item	Amount
SEC registration fee	$2,221
Legal fees and expenses	$25,000
Accounting fees and expenses	$11,500
Miscellaneous expenses	$1,000
Total	$39,721

Item 15. Indemnification of Directors and Officers.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provides that very person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit
Number	Description of Document
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the SEC on August 30, 2018).
4.2	Bylaws incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the SEC on August 30, 2018).
4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of INmune Bio Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report filed with the SEC on December 30, 2020).
4.4	Stock Issuance Agreement
4.5	First Amendment to Stock Issuance Agreement
4.6	License Agreement between INmune Bio Inc. and Xencor, Inc. (Incorporated by reference to Exhibit 10.15 to the registration Statement on Form S-1 filed with the SEC on August 30, 2018
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on April 9, 2021.

INmune Bio Inc.

By:	/s/ Raymond J. Tesi, M. D.
Raymond J. Tesi, M. D.
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David J. Moss
David J. Moss
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Raymond J. Tesi and David J. Moss, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Raymond J. Tesi, M.D.	April 9, 2021
Raymond J. Tesi, M.D.
Chief Executive Officer and Director (principal executive officer)

/s/ David J. Moss	April 9, 2021
David J. Moss
Chief Financial Officer (principal financial and accounting officer)

/s/ Timothy Schroeder	April 9, 2021
Timothy Schroeder
Director

/s/ David Szymkowski	April 9, 2021
David Szymkowski
Director

/s/ J. Kelly Ganjei	April 9, 2021
J. Kelly Ganjei
Director

/s/ Scott Juda, JD	April 9, 2021
Scott Juda, JD
Director

/s/ Edgardo Baracchini	April 9, 2021
Edgardo Baracchini
Director

/s/ Marcia Allen	April 9, 2021
Marcia Allen
Director